UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
__________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2025
 __________________
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)
  __________________

Delaware	001-11590	51-0064146
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
500 Energy Lane, Dover, Delaware 19901
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: 302.734.6799

Not Applicable
Former name or former address, if changed since last report.
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2025, Chesapeake Utilities Corporation (the “Company”) filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Certificate”), effective as of the same date, including amendments to provide for the following: (i) declassifying the Board of Directors of the Company (the “Board”) over the next three years starting at the 2026 Annual Meeting of Stockholders and to thereafter provide for the annual election of the entire Board at the 2028 Annual Meeting of Stockholders (the “Declassification Amendment”); (ii) increasing the number of authorized shares of common stock of the Company from 50,000,000 shares to 75,000,000 shares (“Authorized Shares Amendment”); (iii) limiting the liability of certain officers of the Company in certain limited circumstances as permitted by the General Corporation Law of the State of Delaware (the “DGCL”) (the “Officer Exculpation Amendment”); and (iv) making other ministerial changes and clarifications. The foregoing description of the amendments included in the Amended and Restated Certificate is a summary in nature and is qualified in its entirety by reference to the full and complete version of the Amended and Restated Certificate, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference. The Company’s stockholders approved the Amended and Restated Certificate at its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 7, 2025 as described under Item 5.07 below.

On May 7, 2025, the Board approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) effective as of the same date. The material amendments to the Bylaws provide for the following:

(a) Amendments to Section 2.1 to clarify that annual meetings may be held by remote communications and eliminate the principal office as the default designated location for annual and special meetings;

(b) Amendments to Section 2.2 to eliminate the requirement that the annual meeting must occur 12 months after the prior annual meeting and provide explicit language relating to the Board’s authorization to postpone, reschedule or cancel an annual meeting;

(c) Amendments to Section 2.3(b) to (i) clarify that notice to propose business for an annual meeting (“Advance Notice”) must be given in proper written form; (ii) clarify the requirement for Advance Notice to include a description of any contracts, arrangements, or understandings with respect to any rights to dividends that are separated or separable from the underlying shares of the Company; (iii) eliminate the requirement to include performance-related fees; and (iv) eliminate the requirement that a stockholder’s Advance Notice must include “any other information as reasonably requested” by the Company;

(d) Amendments to Sections 2.3(g) and 3.3 to define terms “associates” and “affiliates” as set forth in Rule 405 of the Securities Act of 1933, as amended, and to define the terms “close of business” and “business day” to provide clarity in determining whether an Advance Notice was submitted within the required window;

(e) Amendments to Sections 2.4 and 2.6 to clarify that notices of annual and special meetings can also be provided by electronic transmission, as well as amendments to Section 2.12 to clarify that consents may be provided by electronic transmission and to Section 4.2 to provide that waivers of notice may be submitted either in writing or by electronic transmission;

(f) Amendments to Section 2.7 to clarify that the chair of each annual and special meeting will be a director or officer in the absence of both the Chair of the Board and the independent Lead Director;

(g) Amendments to Section 2.8 to eliminate the qualifier that any meeting of stockholders can be adjourned “for good cause”;

(h) Amendments to Section 2.9 to clarify that a quorum must be present in order to vote on matters brought before a meeting;

(i) Amendments to Section 2.10 to clarify the time period during which stockholders can vote or act by proxy and eliminate the requirement that no stock shall be voted in an election of directors which was transferred within 20 days prior to the election;

(j) Addition of a new Section 2.13 which sets forth the requirements for conduct of a meeting of stockholders, including the Board’s ability to adopt rules of conduct for the meeting and the explicit authority for the chair of the meeting to make certain determinations;

(k) Amendments to Section 3.2 to (i) clarify that a quorum must be present for the majority of directors in office to change the size of the Board; (ii) eliminate text related to the classified structure of the Board; and (iii) eliminate text related to the requirement that a director’s term expires at the next annual meeting after his or her 75th birthday, given that the Company’s Corporate Governance Guidelines also sets forth this mandatory retirement age requirement;

(l) Amendments to Section 3.3 to (i) clarify that the Company can reasonably require information from a proposed director nominee to determine whether the nominee is qualified to serve as a director under the Company’s governing documents, the applicable listing standards, and/or any applicable law or regulation; (ii) provide for a specific 10-day window following a nominee’s request for the Secretary to provide a form questionnaire and written representation and agreement to be completed by the nominee; and (iii) provide for a requirement for any stockholder soliciting proxies to use a proxy card color other than white, and the Board’s exclusive authority to use white for the Company’s proxy card;

(m) Amendments to Section 3.4 to eliminate text related to the classified structure of the Board and add language referencing the Amended and Restated Certificate accordingly;

(n) Amendments to Section 3.12 to clarify directors’ means of participating in Board and/or committee meetings conform with updates to the same language in the DGCL;

(o) Amendments to Section 3.14 to explicitly opt in to Section 141(c)(2) of the DGCL regarding committee appointments and authority and provide that, in the absence or disqualification of a committee member, the members present (with or without quorum) can unanimously appoint a member of the Board to act in place of the absent member;

(p) Amendments to Section 3.15 to clarify that regular and special committee meetings may be held by remote communications, and to conform with updates to the DGCL which provide that the default quorum for a committee meeting is a majority of the directors then serving on the committee;

(q) Amendments to Section 5.1 and 5.2 to clarify that officers are appointed by the Board and provide for additional flexibility around the timing of officer appointments;

(r) Amendments to Section 6.1 to clarify that stock certificates of the Company shall be signed by two (2) authorized officers, and that the list of authorized officers for such purpose includes the Chief Executive Officer, President, a Vice President, the Chief Financial Officer, the Secretary and/or an Assistant Secretary;

(s) Amendments to Section 6.5 to clarify the authority of the Company to issue certificates or uncertificated shares in place of lost, stolen or destroyed certificates, and to also require the owner to give a bond;

(t) Amendments to Sections 7.1 and 10.1 to clarify the ability of the Board to declare dividends and amend the Bylaws by written consent; and

(u) A number of other clarifying, conforming, and immaterial amendments.

The foregoing description of the amendments included in the Bylaws is a summary in nature and is qualified in its entirety by reference to the full and complete version of the Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 7, 2025. As of the record date for the Annual Meeting, March 10, 2025, 23,011,966 shares of the Company’s common stock, the Company’s only class of equity securities entitled to vote, were outstanding. Of these shares, 21,510,486 were present or represented by proxy at the Annual Meeting, which constituted a quorum for the transaction of business at the Annual Meeting. Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting. Proxies for the meeting were solicited in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended.

Proposal 1: The stockholders voted on the election of two Class II director nominees, each of whom was elected to the Company’s Board to serve a three-year term ending in 2028 and until their successors are elected and qualified. The separate tabulation of votes for each nominee is as follows: (i) Jeffry M. Householder - 19,305,765 votes for, 481,774 votes withheld; and (ii) Lila A. Jaber - 19,412,326 votes for, 375,213 votes withheld. There were 1,722,947 broker non-votes for each nominee. There were no abstentions for any nominee.

Proposal 2: The stockholders voted to approve the Declassification Amendment, which provides for declassification of the Board over the next three years starting at the 2026 Annual Meeting of Stockholders and thereafter provides for the annual election of the entire Board at the 2028 Annual Meeting of Stockholders. The stockholders approved the Declassification Amendment. There were 19,716,276 affirmative votes, 51,630 negative votes, 19,633 abstentions and 1,722,947 broker non-votes.

Proposal 3: The stockholders voted to approve the Authorized Shares Amendment, which increases the number of authorized shares of common stock from 50,000,000 shares to 75,000,000 shares. The stockholders approved the Authorized Shares Amendment. There were 21,228,851 affirmative votes, 235,687 negative votes and 45,948 abstentions. There were no broker non-votes for this matter.

Proposal 4: The stockholders voted to approve the Officer Exculpation Amendment, which limits the liability of certain officers of the Company in certain limited circumstances, as permitted by the DGCL, and includes several other ministerial changes and clarifications to the Amended and Restated Certificate. The stockholders approved the Officer Exculpation Amendment, including the ministerial changes and clarifications. There were 16,983,837 affirmative votes, 2,777,502 negative votes, 26,200 abstentions and 1,722,947 broker non-votes.

Proposal 5: The stockholders voted to approve, on an advisory non-binding basis, the compensation of the Company's named executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “Say-on-Pay Proposal”). The stockholders approved, on an advisory non-binding basis, the Say-on-Pay Proposal. There were 19,239,429 affirmative votes, 505,846 negative votes, 42,264 abstentions and 1,722,947 broker non-votes.

Proposal 6: The stockholders voted to ratify, on the advisory non-binding proposal, the appointment of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The stockholders ratified, on an advisory non-binding basis, the appointment of Baker Tilly in this capacity. There were 21,390,373 affirmative votes, 103,229 negative votes and 16,884 abstentions. There were no broker non-votes for this matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation, dated May 8, 2025.
3.2	Amended and Restated Bylaws, dated May 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

Date: May 8, 2025	/s/ Beth W. Cooper
Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary